Exhibit 99.1

Financial News Release

For Immediate Release

Contact Information:	Investor Inquiries	Media Inquiries
	Jeff Bouchard	Chris Bright
	Pixelworks, Inc.	Pixelworks, Inc.
	Tel: (503) 454-1771	Tel: (503) 454-1770
	E-mail: jeffb@pixelworks.com	E-mail: cbright@pixelworks.com
Web site: www.pixelworks.com

Pixelworks Completes Acquisition of Equator Technologies

Tualatin, Ore., June 14, 2005 — Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-chip ICs for the advanced display industry, today announced that it has completed the acquisition of privately held Equator Technologies, Inc., a fabless semiconductor company providing leading programmable digital video and audio encoding and decoding solutions with its family of Broadband Signal Processor, or BSP™, ICs. This acquisition will provide programmable technologies to Pixelworks’ customers in order to create a new generation of digital televisions, including those that might integrate Internet Protocol television, or IPTV, decoding technology to allow viewing of digital video directly over the Internet.

Founded in 1996 and based in Campbell, Calif., Equator Technologies is at the forefront of delivering programmable advanced video compression technology with customer-proven system-on-chip IC and software solutions that are key to unlocking broadband networks for video entertainment and communications. Equator’s programmable architecture leads the industry in supporting multiple digital video formats and offers maximum flexibility and upgradeability as video standards continue to evolve with advanced compression technology or digital rights management schemes.

Under terms of the agreement, total cash consideration paid by Pixelworks was approximately $109 million. Additionally, Pixelworks assumed all outstanding options to purchase Equator stock.

About Pixelworks, Inc.

Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-chip ICs for the advanced display industry. Pixelworks’ solutions provide the intelligence for

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advanced televisions, multimedia projectors and flat panel monitors by processing and optimizing video and computer graphics signals to produce high quality images. Many of the world’s leading manufacturers of consumer electronics and computer display products utilize our technology to enhance image quality and ease of use of their products.

For more information, please visit the Company’s Web site at www.pixelworks.com.

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Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.

Safe Harbor Statement

The statements regarding Pixelworks’ expectations relating to the effects of the proposed merger are forward-looking statements. Such statements are based on current expectations, estimates and projections about Pixelworks’ business and about Equator’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the ability of Pixelworks and Equator to achieve the expected operational synergies, changes in demand for Pixelworks’ or Equator’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, Pixelworks’ and Equator’s continuing compliance with US export control laws and regulations, constraints on supplies of critical components, excess or shortage of production capacity, actual purchases under agreements and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements are subject to the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.